UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2015

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On March 5, 2015, Riverbed Technology, Inc. (“Riverbed”) held a special meeting of stockholders (the “Special Meeting”) at Riverbed’s principal executive offices in San Francisco, CA.

As of the record date, January 20, 2015, there were 157,730,073 shares of common stock of Riverbed eligible to be voted at the Special Meeting. At the Special Meeting, 122,346,152 shares, or approximately 77.57% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the special meeting, with the Board of Directors of Riverbed recommending a vote “FOR” in connection with each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2015 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 14, 2014 (the “Merger Agreement”) by and among Riverbed, Project Homestake Holdings, LLC (“Newco”) and Project Homestake Merger Corp. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Riverbed (the “Merger”), and Riverbed will become a wholly owned subsidiary of Newco.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to Riverbed’s named executive officers in connection with the Merger.

The Merger Proposal, Adjournment Proposal and the Merger Compensation Proposal were approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain
Proposal 1 – The Merger Proposal	121,706,202	554,435	85,515
Proposal 2 – The Adjournment Proposal	111,039,999	11,253,154	52,999
Proposal 3 – The Merger Compensation Proposal	117,359,175	4,317,627	669,350

Item 8.01	Other Events.

Riverbed also announces that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) relating to the Merger has previously expired, and the Merger has also received clearance from the antitrust authorities in Germany. The parties to the Merger are awaiting the approval or clearance of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), which is the last regulatory approval required to consummate the Merger. The parties expect that CFIUS will conclude all action by no later than April 24, 2015. Riverbed anticipates being able to consummate the Merger shortly after CFIUS clearance.

NOTE ON FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the Definitive Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the Merger will not close, including, but not limited to, due to the failure to obtain the requisite consents to the Merger, including the timing and receipt of regulatory approval from CFIUS (including any conditions, limitations or restrictions placed on such approval) and the risk that CFIUS may deny approval. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in our filings with the Securities and Exchange Commission (“SEC”), including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this document or in our Definitive Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

Date: March 6, 2015